UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 16, 2009

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FIRST CORPORATION

(Name of Small Business issuer in its charter)

                   COLORADO                              0-52724                     90-0219158___

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

254-16 Midlake Boulevard
Calgary, Alberta
Canada T2X 2X7

 (Address of principal executive offices)

(403) 467-2356

(Registrant’s telephone number)

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Item 1.01 Entry into a Material Definitive Agreement

First Corporation, Acquma Holdings Limited (“Acquma”) and the shareholders of Acquma (the “Acquma Shareholders”) entered into a Share Exchange Agreement, dated as of October 16, 2009 (the “Exchange Agreement”).  Pursuant to the terms of the Exchange Agreement, First Corporation will acquire all of the issued and outstanding shares of Acquma from the Acquma Shareholders in exchange for an aggregate of 64,437,848 shares of First Corporation common stock (the “Acquisition Shares”).   Upon closing of the Exchange Agreement, Acquma will become a wholly-owned subsidiary of First Corporation.

The closing of the Exchange Agreement is subject to the satisfaction of customary closing conditions, as well as the following closing conditions, among others:

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completion of audited financial statements of Acquma;

•

regulatory and shareholder approval to redomesticate the Company from Colorado to Nevada pursuant to a merger between First Corporation and a to-be-formed Nevada wholly-owned subsidiary in which First Corporation will merge with and into the subsidiary, and the subsidiary will be the surviving corporation; and

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registration of the Acquisition Shares pursuant to a registration statement on Form S-4 filed with and declared effective by the Securities and Exchange Commission.

In the event the share exchange has not been closed by February 28, 2010, the Exchange Agreement shall be terminated unless otherwise agreed to by the parties.

Acquma has been established to procure share holdings in and to offer investment and management expertise to targeted technology companies and to firms offering unique services through the provision of their own technology.  Acquma currently has a single investment being the ownership of 10.996 million shares, representing 18.3% of the shares in issue of Tramigo Limited (“Tramigo”).  This share holding cannot be diluted by Tramigo, without the consent of Acquma. Tramigo sells and leases advanced telematic (GPS tracking combined with wireless communication) products to industrial and consumer markets. The products allow consumers to track the location and manage moveable assets through mobile phone technology. End users are notified when unexpected events such as a kidnapping, accident or break-in occur. Tramigo sells its products in more than 150 countries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 16, 2009, Joel Breeze was appointed as a director and Chief Executive Officer of First Corporation.

Mr. Breeze, age 46, has been in practice and litigation management for law firms in the United Kingdom for the past 17 years.  Since October 2006, he has been Litigation Manager of Taylor Haldane Barlex LLP Solicitors. From January 2001 through October 2006, he was Litigation Manager of CFB Partnership Solicitors.

 Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1

Share Exchange Agreement, dated as of October 16, 2009, by and among First Corporation, Acquma Holding Limited and Shareholders of Acquma Holdings Limited.

10.2

Press Release, dated October 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 10, 2009

First Corporation

/s/ Sheryl Cousineau

Sheryl Cousineau,

Secretary/Treasurer